Exhibit 24

POWER OF ATTORNEY

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints ALEXANDER G. MACFADYEN, JR. and KENNETH A. BLACK, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2003 (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOHN M. ALEXANDER, JR. John M. Alexander, Jr.	Director	February 23, 2004

/s/ CARMEN HOLDING AMES Carmen Holding Ames	Director	February 23, 2004

/s/ VICTOR E. BELL III Victor E. Bell III	Director	February 23, 2004

/s/ GEORGE H. BROADRICK George H. Broadrick	Director	February 23, 2004

/s/ HUBERT M. CRAIG III Hubert M. Craig III	Director	February 23, 2004

/s/ H. LEE DURHAM H. Lee Durham	Director	February 20, 2004

/s/ LEWIS M. FETTERMAN Lewis M. Fetterman	Director	February 27, 2004

/s/ FRANK B. HOLDING Frank B. Holding	Executive Vice Chairman	February 23, 2004

/s/ FRANK B. HOLDING, JR. Frank B. Holding, Jr.	President, Chief Administrative Officer and Director	February 23, 2004

/s/ LEWIS R. HOLDING Lewis R. Holding	Chairman and Chief Executive Officer	February 19, 2004

/s/ CHARLES B. C. HOLT Charles B. C. Holt	Director	February 23, 2004

/s/ JAMES B. HYLER, JR. James B. Hyler, Jr.	Director	February 17, 2004

/s/ GALE D. JOHNSON, M.D. Gale D. Johnson, M.D.	Director	February 21, 2004

/s/ FREEMAN R. JONES Freeman R. Jones	Director	February 23, 2004

/s/ LUCIUS S. JONES Lucius S. Jones	Director	February 23, 2004

/s/ JOSEPH T. MALONEY, JR. Joseph T. Maloney, Jr.	Director	February 20, 2004

/s/ ROBERT T. NEWCOMB Robert T. Newcomb	Director	February 21, 2004

/s/ LEWIS T. NUNNELEE II Lewis T. Nunnelee II	Director	February 17, 2004

/s/ C. RONALD SCHEELER C. Ronald Scheeler	Director	February 23, 2004

/s/ RALPH K. SHELTON Ralph K. Shelton	Director	February 27, 2004

/s/ R.C. SOLES, JR. R.C. Soles, Jr.	Director	February 23, 2004

/s/ DAVID L. WARD, JR. David L. Ward, Jr.	Director	February 23, 2004